UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2010

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-33072		20-3562868
(Commission File Number)		(I.R.S. Employer Identification No.)

1710 SAIC Drive, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 676-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01	Other Events.

In November 2006, we transferred several patents to VirnetX, Inc. In return, we received certain license rights and the right to receive, subject to certain caps and other limitations, royalties on VirnetX sales and a percentage of the consideration received in certain acquisitions and in patent infringement or enforcement claims against certain third parties, including Microsoft Corporation.

On May 14, 2010, VirnetX and Microsoft entered into a Settlement and License Agreement to settle all claims asserted by VirnetX against Microsoft in two lawsuits filed by VirnetX in the United States District Court for the Eastern District of Texas. Under the Settlement and License Agreement, Microsoft has agreed to make a one-time payment to VirnetX of $200 million in cash in exchange for dismissing both lawsuits and VirnetX granting to Microsoft a worldwide, irrevocable, nonexclusive, non-sublicensable fully paid up license under VirnetX’s patents. Under our agreements with VirnetX, we are entitled to receive 35% of the proceeds from the settlement of litigation with Microsoft after reduction for the out-of-pocket costs, including legal fees and expenses, of VirnetX and SAIC incurred in connection with the litigation, which costs are preliminarily estimated by VirnetX to be in the range of $40 to $45 million.

The patented technologies that were the subject of the VirnetX–Microsoft litigation were developed by us, in part, for a customer that paid us to develop these technologies for its use while we retained ownership of the patents. As a result of the settlement of the VirnetX–Microsoft litigation, we are required to pay this customer a royalty under the original customer contract on amounts that we receive from this settlement. Under the terms of the customer contract, the royalty must not exceed a commercially reasonable royalty fee based on the incremental contribution of the intellectual property developed under the contract to the value of the product as a whole. We were unable to reach agreement with the customer on a specific royalty percentage at the time we entered into the customer contract. If we are unable to reach agreement on the amount of the royalty owed to the customer from the VirnetX–Microsoft litigation settlement, pursuant to the terms of the customer contract, the amount of the royalty will be determined by arbitration.

Given the uncertainties described above, at this time we are not able to reliably estimate the net proceeds that we will receive in connection with the settlement of the VirnetX–Microsoft litigation.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements involve risks and uncertainties, including the costs estimated to have been incurred in connection with the VirnetX–Microsoft litigation, the royalty amount that we may be required to pay to the customer who paid for part of the development of the patented technologies, and the payment by Microsoft to VirnetX and VirnetX to us of the settlement proceeds due to the respective parties in accordance with the terms of various agreements. Due to these risks and uncertainties, readers of this report are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this report. We disclaim any duty to update any forward-looking statement provided in this report to reflect subsequent events, actual results or changes in our expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SAIC, INC.

Date: May 19, 2010	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Executive Vice President
General Counsel and Secretary

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